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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 14, 2000 with respect to the financial statements of The Variable Annuity Life Insurance Company and February 22, 2000 with respect to the financial statements of The Variable Annuity Life Insurance Company Separate Account A incorporated by reference in Post-Effective Amendment No. 18 to the Registration Statement (Form N-4, No. 33-75292/811-3240) of The Variable Annuity Life Insurance Company Separate Account A.




                                                ERNST & YOUNG LLP


Houston, Texas
October 30, 2000